                                                                 EXHIBIT 10.3.1

          OPEN-END MORTGAGE DEED, SECURITY AGREEMENT AND FIXTURE FILING


                  THIS OPEN-END MORTGAGE DEED, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage") is made and granted this 31st day of May, 1996, by FM PRECISION GOLF MANUFACTURING CORP. ("Mortgagor"), a Delaware corporation having an office at 535 Migeon Avenue, Torrington, Connecticut 06790, to STAR BANK, NATIONAL ASSOCIATION ("Bank"), a national banking association having an office at 425 Walnut Street, Cincinnati, Ohio 45202.

                  Bank may make loans and other financial accommodations to Mortgagor and FM Precision Golf Sales Corp., a Delaware corporation (collectively, "Borrowers"), in the principal amount of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) in the aggregate, on and subject to the terms and conditions set forth in a Financing Agreement, of even date herewith, between Bank and Borrowers (the "Financing Agreement"). As a condition of the Financing Agreement, Mortgagor is to execute and deliver this Mortgage to Bank. This Mortgage constitutes an "open-end mortgage" pursuant to Section 49-2(c) of the Connecticut General Statutes, as amended.

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor does hereby mortgage, grant, bargain, sell and convey to Bank, its successors and assigns, with Mortgage Covenants, all of Mortgagor's present and future estate, right, title and interest in and to the following described property (collectively, the "Property"):

(A) The land described in Exhibit A which is attached hereto and made a part hereof by this reference (the "Land");

(B) All structures, buildings and improvements now or hereafter located on the Land; and all machinery and equipment which constitute fixtures now or hereafter owned by Mortgagor and attached or affixed to the Land or the structures, buildings or improvements thereon, together with all replacements, replacement parts, additions, repairs, repair parts, accessions and accessories incorporated in any of the foregoing or affixed to any of the foregoing and the substitutions for and proceeds (including insurance proceeds payable by reason of loss or damage thereto) of any of the foregoing; it being intended and agreed that all such items will be conclusively considered to be a part of the real property conveyed by this Mortgage (all of the foregoing structures, buildings, improvements, machinery, equipment and fixtures being collectively called the "Improvements");

(C) All appurtenances of the Land and all rights of Mortgagor in and to any streets, roads, public places, easements and rights of way relating to the Land;

(D) All of the rents, issues and profits of the Land and Improvements, and all rights of Mortgagor under all present and future leases affecting the Land and Improvements, including, without limitation, any security deposits, and all documents, agreements and instruments pertaining to such leases, whether any of the foregoing constitute accounts, contract rights, general intangibles, documents, instruments or chattel paper;

(E) All proceeds and claims arising on account of any damage to or taking of the Land or Improvements or any part thereof, and all causes of action and recoveries for any loss or diminution in the value of the Land or Improvements; and

(F) To the extent assignable, all contract rights of Mortgagor in connection with the Land and Improvements.

                  This Mortgage secures, in such order of priority as Bank may elect, the payment, performance and observance of the Obligations (as defined in the Financing Agreement).

                  This Mortgage is given to secure, among other things, commercial revolving loans, as may be modified, extended and/or renewed from time to time, and shall secure not only presently existing indebtedness under the Financing Agreement, as may be modified, extended and/or renewed from time to time but also any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Bank, however incurred, whether interest, discount or otherwise, and whether the same shall be deferred, accrued or capitalized (but only at the option of the Bank), including future advances and readvances pursuant to the Financing Agreement (which constitutes a commercial revolving loan agreement under Connecticut General Statutes Section 49-2(c)), as may be modified, extended and/or renewed from time to time, whether such advances are obligatory or to be made at the option of Bank, or otherwise and whether or not evidenced by a promissory note, so long as Bank records such advances in its books and records, to the same extent as if such future advances were made on the date of the execution of this Mortgage. The lien of this Mortgage shall be valid as to all indebtedness and Obligations secured hereby, including future advances, from the time of its filing for record in the land records of the town in which the Property is located. The total principal amount of indebtedness secured hereby may increase or decrease from time to time, but the total unpaid principal balance of indebtedness secured hereby at any one time outstanding shall not exceed $7,500,000 plus interest thereon, any termination fee and any disbursements which Bank may make under this Mortgage, the Financing Agreement or any of the other Loan Documents (as defined in the Financing Agreement) (e.g., for payment of Impositions (as defined below) or insurance on the Property) and interest on such disbursements (all such indebtedness being hereinafter referred to as the "maximum amount secured hereby"). This Mortgage is intended to and shall be valid and have priority over all subsequent liens and encumbrances, including statutory liens to the extent of the maximum amount secured hereby. The lien of this Mortgage with respect to any future advances, modifications, extensions, and renewals referred to herein and made from time to time shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that any such future advance, modification, extension, or renewal may occur after this Mortgage is executed.

                  In addition to any other debt or obligation secured hereby, this Mortgage shall also secure unpaid balances of advances made with respect to the Property for the payment of taxes, assessments, insurance premiums and costs incurred for the protection of the Property.

                  Mortgagor hereby covenants and agrees as follows:

                  1. Performance of Obligations. Mortgagor shall duly and punctually pay, perform and observe all of the Obligations.

                  2. Title Covenants. Mortgagor is lawfully seized of the Land and Improvements and is and will be the owner of the Property. The Property is and will be free and clear of all liens and encumbrances whatsoever, except for the liens and encumbrances identified as items 1-10, 13 and 14 in Schedule B to the title insurance commitment issued by Chicago Title Insurance Company to Bank with respect to this Mortgage (collectively, the "Permitted Encumbrances"). Mortgagor will forever warrant and defend the Property unto Bank, its successors and assigns, against the lawful claims of all persons and entities, except for the Permitted Encumbrances. Mortgagor will execute and record, at Mortgagor's expense, such further assurances as may be necessary or desirable in order more fully to vest title to the Property in Mortgagor.

                  3. Impositions. Mortgagor shall pay all taxes, assessments and other public charges levied or assessed against or payable in respect of the Property (collectively, the "Impositions") as the same become due and payable, and before any interest or penalty for non-payment shall attach. Notwithstanding the foregoing sentence, Mortgagor shall have the right to contest the validity or amount of any Impositions by appropriate proceedings timely instituted, provided that (a) Mortgagor diligently prosecutes such contest and at all times effectively stays and prevents the filing of any judicial proceedings for sale of the Property by reason of non-payment of such Impositions, and (b) Mortgagor
(i) pays all Impositions being contested as the same become due and payable and before any interest or penalty for non-payment shall attach, or (ii) pays to Bank the amount of all Impositions being contested as the same would, in the absence of such contest, become due and payable, together with the amount of any interest or penalty for non-payment which could attach, such amount to be held by Bank free of trust and without the obligation to pay any interest, to be paid by Bank first, to the appropriate governmental authority upon resolution of such contest, with the balance, if any, to be returned by Bank to Mortgagor after resolution of such contest. Mortgagor shall furnish to Bank a copy of the tax bill and evidence of full payment of all Impositions not later than the date the same are due.

                  4. Insurance. Mortgagor shall keep and maintain in force with respect to the Property policies of public liability insurance, fire and extended coverage insurance, business interruption insurance, flood insurance (if the Property is in an area which is considered a flood risk area by the U.S. Department of Housing and Urban Development or any successor agency), and such other appropriate insurance as Bank may from time to time reasonably require, all such insurance to be in amounts, form and substance reasonably satisfactory to Bank and to be issued by an insurance company or companies reasonably satisfactory to Bank. Without limiting the foregoing, the fire and extended coverage insurance shall contain an all risk endorsement written on a completed value form (non-reporting basis) for the full replacement cost of the Improvements, shall contain a standard, non-contributory mortgagee endorsement in favor of Bank as mortgagee and a loss payee clause in favor of Bank, and shall contain a special extended coverage endorsement; and all other policies of insurance shall name Bank as an additional insured party, as its interest may appear. Upon the issuance of each such policy, Mortgagor shall forthwith deliver a copy of the same to Bank, and Mortgagor shall also deliver to Bank receipts for premiums paid for replacement or renewal of each such policy (and, in the case of replacement, the replacement policy and all endorsements thereto) not less than ten (10) days prior to the expiration of such policy. In the event that Mortgagor does not deliver to Bank any policy of insurance required hereunder upon the execution hereof or does not deliver to Bank a receipt for the premium paid on any replacement or renewal of each such policy (and, in the case of replacement, the replacement policy and all endorsements thereto) at least ten (10) days prior to the expiration of such policy, then Bank may, at its option, procure the policy and pay the premium therefor, and any sum paid by Bank therefor, together with any expenses incurred by Bank in connection therewith, shall be charged against Mortgagor in accordance with paragraph 11 hereof. In the event of private or public sale, transfer or exchange of the Property, all right, title and interest of Mortgagor in and to any insurance policies then in force concerning the Property shall pass to the transferee of the Property. In the event of the assignment of this Mortgage, all right, title and interest of Bank in and to any insurance policies then in force concerning the Property shall pass to the assignee.

                  5. Damage or Destruction. In the event that the Improvements, or any part thereof, are lost, damaged or destroyed by fire, windstorm or any other casualty, Mortgagor will give immediate notice thereof to Bank, and Bank may thereupon make proof of such loss, damage or destruction; provided, however, that the right of Bank to make proof of such loss, damage or destruction shall not relieve Mortgagor of the obligation to make proof of such loss, damage or destruction in a timely manner under any policy of insurance covering such loss, damage or destruction. All proceeds of insurance payable by reason of any such loss, damage or destruction shall be payable to Bank, and all affected insurance companies are hereby authorized and directed to make payment thereof directly to Bank. Mortgagor shall not settle, adjust or compromise any claims for loss, damage or destruction under any policy of insurance without the prior written approval of Bank, which shall not be unreasonably withheld, and Bank may, at its option, participate in any negotiations regarding any such settlement, adjustment or compromise. Bank shall apply the proceeds of insurance paid to it pursuant to this paragraph in accordance with the provisions of paragraph 7 hereof. Bank shall not be deemed a trustee with respect to any funds received by Bank pursuant to this paragraph 5, and Bank may commingle such funds with its general funds and shall not be obligated to pay interest thereon.

                  6. Condemnation. In the event that the Property, or any part thereof, is altered, damaged, taken or acquired, either temporarily or permanently, in any condemnation proceeding, or by exercise of the power of eminent domain, or by any acquisition made under threat of the exercise of the power of eminent domain, or by the alteration of the grade of any street affecting the Property (collectively, a "Taking"), the amount of any award or other payment made in consideration thereof is hereby assigned to Bank, which is empowered to collect and receive the same and to give proper receipts therefor in the name of Mortgagor, and the same shall be paid forthwith to Bank. Any award or payment so received by Bank shall be applied by Bank in accordance with the provisions of paragraph 7 hereof. If Mortgagor receives notice, written or unwritten, of any actual, intended or threatened Taking, Mortgagor shall forthwith furnish a copy of such notice to Bank if such notice was written, or inform Bank in writing of such notice if such notice was unwritten. Bank shall have the right, but not the obligation, to participate in any proceedings and negotiations in connection with any Taking or threatened Taking, and Mortgagor shall not compromise or settle the same without the prior written approval of Bank. Bank shall not be deemed a trustee with respect to any funds received by Bank pursuant to this paragraph, and Bank may commingle such funds with its general funds and shall not be obligated to pay interest thereon.

                  7. Application of Proceeds. Bank may apply the proceeds of insurance paid to Bank pursuant to paragraph 5 hereof and the amount of any award or payment received by Bank pursuant to paragraph 6 hereof (collectively, the "Proceeds") first, to the payment of all of Bank's costs and expenses incurred in obtaining such Proceeds (including, without limitation, reasonable legal fees and disbursements), and may, in its absolute discretion and without regard to the adequacy of its security, apply the balance, in whole or in part, in such order and priority as Bank may determine, (a) to the payment of the indebtedness secured by this Mortgage, or (b) to or for the benefit of Mortgagor, subject and pursuant to disbursement control procedures prescribed by Bank, for the alteration, restoration, repair, replacement or rebuilding of any part of the Property which may have been lost, altered, damaged or destroyed as a result of the casualty or Taking; provided, however, that if Bank elects to apply the balance of such proceeds to the payment of the indebtedness secured by this Mortgage and there does not then exist an Event of Default, the amount which Bank may apply to the repayment of the Term Loan (as defined in the Financing Agreement) shall be limited to the amount of the Term Loan Availability (as defined in the Financing Agreement) which had been allocable to the Land and Improvements.

                  8. Condition of Property. Mortgagor shall maintain and keep the Property in good condition and repair (subject to ordinary wear and tear to the extent that the Property continues to be in good condition and repair) and shall not commit or suffer any waste of the Property or take any actions which might invalidate any policy of insurance in respect of the Property. Mortgagor shall comply with, or cause to be complied with, all statutes, ordinances, rules, regulations and other requirements of any governmental authority relating to the Property and all restrictive covenants applicable to the Property, and shall immediately notify Bank of any notice received from any governmental authority of any non-compliance with any statute, ordinance, rule, regulation or other governmental requirement relating to the Property. Mortgagor shall promptly comply with, or cause to be complied with, any direction or certificate of occupancy of any public officer or officers and the requirements of all policies of insurance at any time in force in respect of the Property which shall impose any duty upon Mortgagor with respect to any part of the Property or the use, occupation or control thereof or the conduct of any business therein, whether or not the same require structural repairs or alterations. Mortgagor shall promptly repair, restore, replace or rebuild any part of the Property which may be lost, damaged or destroyed by any casualty or as the result of any Taking, except to the extent that Bank applies the applicable Proceeds to the payment of the indebtedness secured by this Mortgage.

                  9. Environmental Conditions. As used herein, "Environmental Condition" means any condition with respect to soil, surface waters, ground waters, stream sediments, building materials and other environmental conditions on or off the Land or Improvements which require remedial action with respect to the Land or Improvements and/or may result in claims brought by, or liabilities to, third parties, including, without limitation, governmental entities. Mortgagor shall maintain and keep the Property free of any Environmental Condition. Mortgagor shall indemnify and hold Bank harmless from and against any and all claims, lawsuits, damages, losses, liabilities and expenses, including, without limitation, reasonable legal, accounting, consulting, engineering and other expenses, which may be imposed upon or incurred by Bank arising out of or in connection with any Environmental Condition now existing or found to have been created or present prior to the date on which the indebtedness secured by this Mortgage is paid in full, including, without limitation, the exposure of any person to any Environmental Condition, damages to natural resources, or the actual or alleged violation of any federal, state or local statute or regulation, regardless of whether such Environmental Condition or exposure resulted from activities by Mortgagor or Mortgagor's predecessors in interest.

                  10. Alterations. Mortgagor shall not remove, demolish or materially alter any of the Improvements or erect any buildings or structures or additions to existing buildings or structures on the Land without the prior written consent of Bank. Mortgagor shall not remove from the Property any fixtures now or hereafter subject to the security interest granted in, or the lien created by, this Mortgage without the prior written consent of Bank; provided that Mortgagor may dispose of, free and clear of the security interest granted herein and the lien hereof, any fixtures which, in the reasonable opinion of Mortgagor, have become obsolete or unfit for use or which are no longer useful in Mortgagor's operations, on the condition that Mortgagor shall replace such fixtures with, or substitute for the same, other fixtures owned by Mortgagor, which shall (a) be of at least equal value to the fixtures disposed of and (b) perform a function or serve a purpose the same as, similar to or related to that of the fixtures disposed of. Any such replacement fixtures shall forthwith, without further action, become subject to the security interest granted in, and the lien created by, this Mortgage, and such security interest is hereby granted by Mortgagor.

                  11. Performance by Bank. Should Mortgagor fail to make payment as and when required hereunder of any Impositions, of any insurance premiums, or of any other charges or obligations payable by Mortgagor hereunder, or should Mortgagor fail to make any other payment or take any other action as and when required hereunder, then Bank may, at its option and after reasonable notice to Mortgagor, make any such payments and take any such actions and, in doing so, incur such reasonable costs and expenses as Bank, in its discretion, may deem to be appropriate, whereupon Mortgagor shall immediately upon demand reimburse Bank for the amount of all such payments made and reasonable costs and expenses incurred, together with interest at the interest rate provided for in the Financing Agreement, and such amount shall be secured by this Mortgage, shall be a lien upon the Property prior to any right, title, interest or claim in, to or upon the Property attaching or accruing subsequent to the lien of this Mortgage, and may be collected in the same manner as the indebtedness hereby secured. No payment or action by Bank pursuant to this paragraph shall constitute a waiver by Bank of, or be deemed to have cured, any Event of Default.

                  12. Transfer. Without the prior written consent of Bank, Mortgagor shall not (a) create or suffer to be created any charge, lien or encumbrance upon the Property, or any part thereof or interest therein, excepting the lien of this Mortgage and the Permitted Encumbrances, or (b) sell, convey, lease or transfer the Property, or any part thereof or interest therein, legal or equitable.

                  13. Rents and Leases. Mortgagor assigns to Bank, as additional security for the payment, performance and observance of the Obligations, all of the rents, issues and profits of the Property, with the right to receive the same and apply them to the indebtedness and obligations hereby secured upon the occurrence of an Event of Default which continues beyond the applicable cure period, if any. In addition, Mortgagor shall, as and when requested by Bank, assign to Bank by specific assignment any leases now or hereafter on the Property in which Mortgagor is lessor, with the right to give written notice of such assignments to the lessees thereunder, but Bank shall not exercise any such assignments until and unless there is an Event of Default which is continuing beyond any applicable cure period. Upon the request of Bank, Mortgagor will obtain subordination, non-disturbance and attornment agreements, executed by Mortgagor and any of its lessees designated by Bank, in form and substance reasonably satisfactory to Bank, which agreements shall provide for subordination of such leases to the lien and operation of this Mortgage, the attornment of such lessees to Bank and any purchaser of the Property and the continual performance by such lessees of all of their respective duties, obligations and covenants pursuant to their leases and shall further provide for the non-disturbance by Bank of such lessees so long as they are not in default under their respective leases. Any such agreements shall be drafted and executed by Bank at Mortgagor's sole expense, including Bank's reasonable legal fees. Mortgagor shall perform and observe all covenants, conditions and agreements contained in any lease or leases now or hereafter affecting the Property, or any part thereof, to be performed or observed by Mortgagor. If Mortgagor receives a notice from any lessee claiming a default by Mortgagor under any lease, Mortgagor shall forthwith furnish a copy of such notice to Bank. Mortgagor shall not cancel, terminate or otherwise materially amend or modify any existing or future lease of all or any part of the Property, or accept any prepayment of installments of rent for more than one month in advance, without the prior written consent of Bank.

                  14. Right of Possession Upon Default. If any Event of Default should occur and continue beyond the applicable cure period, if any, then, for so long thereafter as an Event of Default shall exist, Bank may, at its option, take possession of the Property, rent the same, collect all rents, issues and profits thereof and, after deducting the costs of collection thereof and the costs of operating, managing, maintaining, repairing and improving the Property, apply the net proceeds to the payment of any obligation secured hereby, and may continue to do so until all obligations secured hereby have been fully paid and discharged; and upon the commencement of any action to foreclose this Mortgage, or at any time at which any such action is pending, the court shall on application of Bank and without notice to Mortgagor, or to any party claiming under Mortgagor (which notice Mortgagor hereby expressly waives), and regardless of the adequacy of the security for the obligations then secured by this Mortgage, appoint a receiver to take immediate possession of, manage and control the Property, notwithstanding that the same or any part thereof may be occupied by Mortgagor, and to collect and receive the rents, issues and profits thereof, and apply the same under the direction of the court.

                  15. Security Agreement. This Mortgage, to the extent that any part of the Property is not a part of the real property, shall, without the need of any further agreement or act of Mortgagor or Bank, constitute a security agreement between Mortgagor and Bank under the Uniform Commercial Code with respect thereto, and a security interest therein, and in and to all replacements, replacement parts, additions, repairs, repair parts, accessions and accessories incorporated therein or affixed thereto and the substitutions therefor and proceeds (including insurance proceeds payable by reason of loss or damage thereto) thereof, is hereby granted by Mortgagor to Bank. With respect to such part or parts of the Property, this instrument creates a security interest in favor of Bank under the Uniform Commercial Code, and Bank shall have all rights and remedies of a secured party under the Uniform Commercial Code, without limitation upon or in derogation of the rights and remedies created under and accorded Bank by this Mortgage or under any other laws, it being understood that the rights and remedies of Bank under the Uniform Commercial Code shall be cumulative and in addition to all other rights and remedies of Bank arising under any other laws.

                  16. Bank's Expenses. If Bank shall incur or expend any sums, including reasonable attorneys' fees, whether in connection with any action or proceeding or not, to sustain the lien of this Mortgage or its priority, or to protect or enforce any obligations hereby secured, all such sums shall become immediately due and payable by Mortgagor to Bank with interest thereon at the interest rate provided in the Financing Agreement. All such sums shall be secured by this Mortgage and be a lien on the Property prior to any right, title, interest or claim in, to or upon the Property attaching or accruing subsequent to the lien of this Mortgage, and may be collected in the same manner as the indebtedness hereby secured.

                  17. Additional Taxes. In the event any tax shall become due and payable to the United States of America, the State of Connecticut or any political subdivision thereof with respect to the execution and delivery or recordation of this Mortgage or the interest of Bank in the Property, Mortgagor shall pay such tax at the time and in the manner required by applicable law and Mortgagor shall indemnify and hold Bank harmless from and against any liability as a result of the imposition of any such tax. Mortgagor will not claim any credit on, or make any deduction from, the indebtedness secured by this Mortgage by reason of the payment of any such tax. In the event of the enactment, after the date of this Mortgage, of any law changing in any way the present law as to the taxation of notes or debts secured by mortgages, for Federal, State, or local purposes, or the manner of collection of any taxes, so as to affect this Mortgage or the indebtedness secured hereby, then Mortgagor shall upon demand make such payments to Bank and take such other steps as may be necessary, in Bank's reasonable judgment, to place Bank in the same financial position as it was prior to any such enactment. If Mortgagor fails to make any such payments or to take any such steps, or if Mortgagor is not permitted by law to make such payments or take such steps, the indebtedness secured by this Mortgage shall, at the option of Bank, immediately become due and payable.

                  18. Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

(a) the occurrence of an Event of Default under the Financing Agreement which continues beyond the applicable cure period, if any, provided in the Financing Agreement;

(b) default by Mortgagor in the due and punctual payment of any amount payable under this Mortgage, whether payable to Bank or to any third party, on the date such payment is due;

(c) default by Mortgagor in the due and punctual performance or observance of any term, covenant, condition, obligation or agreement of Mortgagor (other than the payment obligations which are the subject of subsection
         (b) of this paragraph), now existing or hereafter arising, on the date such performance is due under this Mortgage, which default Mortgagor does not cure within ten (10) days after Bank gives Mortgagor notice thereof; or, if such default could not reasonably be cured within such ten (10) day period, Mortgagor does not commence to cure such default within such ten (10) day period and thereafter diligently complete the cure of such default;

(d) default by Mortgagor in the observance of the provisions of paragraph 12 hereof; and

(e) any representation or warranty made by Mortgagor herein is, or becomes, untrue or misleading in any material respect.

                  19. Remedies. At any time as of which an Event of Default shall have occurred and shall be continuing uncured, Bank, at its option, may, but shall not be obligated to, exercise any one or more of the following remedies without notice or demand, which notice and demand Mortgagor hereby expressly waives:

(a) Declare any or all of the indebtedness secured by this Mortgage to be due and payable immediately;

(b) Apply without notice (the same being hereby expressly waived) for the appointment of a receiver to collect the rents, issues and profits of the Property, or any portion or portions of the Property, and to preserve the security hereof, as a matter of right, without consideration of the value of the Property as security for the amount due Bank, or the solvency of any person or persons liable for the payment of such amounts; the rents, issues and profits of the Property being assigned to Bank as additional security for the payment of such indebtedness;

(c) Enter upon the Property, or any portion or portions of the Property, in person or by agent or by court-appointed receiver, and take any and all steps which may be desirable in Bank's judgment to manage and operate the Property, or portion or portions of the Property, and Bank may apply any rents, issues or profits collected against the indebtedness secured by this Mortgage without in any way curing or waiving any default of Mortgagor;

(d) Foreclose the lien of this Mortgage by judicial proceeding with respect to the Property or any parcel or parcels thereof, whereupon Bank shall have the option of having the Property sold as a whole or in parcels; and

(e) Exercise any other right or remedy available under any of the Loan Documents or otherwise available at law or in equity.

                  20. Remedies Cumulative. All remedies available to Bank with respect to this Mortgage and the indebtedness and obligations hereby secured, whether provided for under this Mortgage or under any other of the Loan Documents or available at law or in equity, shall be cumulative and may be pursued concurrently or successively in such order as Bank may determine in its sole discretion.

                  21. Waivers. Mortgagor waives, to the full extent permitted by law, the benefit of all appraisement, valuation, stay, moratorium and redemption laws now or hereafter in force with respect to this Mortgage or the indebtedness hereby secured, including without limitation any statutory right of redemption; and Mortgagor similarly waives all rights of marshaling in the event of any proceeding for the foreclosure sale of the Property or any part thereof.

                  22. Inspection. Bank and its agents and employees shall have access to and the right to inspect the Property at all times during normal business hours upon reasonable prior notice, and shall have the right, but not any obligation, to go upon the Property to maintain, repair, rebuild, replace and protect the Improvements.

                  23. Non-Waiver. In the event that Bank (a) grants any extension of time or forbearance with respect to the payment, performance or observance of the Obligations; (b) takes other or additional security for the payment, performance and observance of the Obligations; (c) waives or fails to exercise any right or remedy granted herein or under any of the other Loan Documents; (d) grants any release, with or without consideration, of the whole or any part of the security held for the payment, performance and observance of the Obligations; or (e) amends or modifies in any respect with the consent of Mortgagor any of the terms and provisions hereof; then and in any such event, such act or omission to act shall not release Mortgagor nor any other party liable for the Obligations, nor preclude Bank from exercising any right, remedy, power or privilege herein granted or intended to be granted in the event of any other default then made or any subsequent default, nor in any way impair or affect the lien or priority of this Mortgage.

                  24. Validity of Provisions. The parties intend that this Mortgage and all of the other Loan Documents shall be in compliance with all applicable laws and shall be enforceable in accordance with their terms. If any provision of any such document shall be illegal or unenforceable, such provision shall be deemed cancelled to the same extent as though it never had appeared therein, but the remaining provisions shall not be affected thereby.

                  25. Indemnification. Mortgagor shall indemnify and hold Bank harmless from and against any loss suffered or liability, including without limitation reasonable attorneys' fees, incurred by Bank on account of any damage to the person or property of the parties hereto or of third parties by reason of or in connection with the operation or management of the Improvements, unless such damage was caused solely by the gross negligence or intentional misconduct of Bank or its employees or agents while on the Property. Mortgagor shall undertake, at its sole expense and through counsel reasonably satisfactory to Bank, the defense of Bank in any lawsuit commenced as the result, or alleged to be the result, of injury or damage occurring by reason of or in connection with the operation or management of the Improvements, unless such injury or damage is caused solely by the gross negligence or intentional misconduct of Bank or its employees or agents while on the Property. The indemnification obligations of Mortgagor under this paragraph 25 are in addition to the indemnification obligations of Mortgagor under paragraph 9 hereof.

                  26. References. All references in this Mortgage to any of the Loan Documents or any other documents or instruments shall be deemed to be references to the Loan Documents or other documents or instruments as the same may from time to time be modified, amended, renewed, consolidated or extended.

                  27. Notices. Any notice, certificate, request, notification and other communication required, permitted or contemplated hereunder must be in writing and given in accordance with Section 15.9 of the Financing Agreement.

                  28. Fixture Filing. This Mortgage shall constitute a financing statement filed as a fixture filing under the Uniform Commercial Code. For such purpose, Mortgagor shall be deemed to be the debtor and Bank shall be deemed to be the secured party.

                  29. Binding Effect. The provisions hereof shall be binding upon Mortgagor and Mortgagor's successors and assigns, and shall inure to the benefit of Bank and its successors and assigns; provided that this paragraph shall not be deemed to be a consent or approval by Bank of any transfer or assignment of the Property by Mortgagor.

                  30. Governing Law. This Mortgage is to be governed by and construed in accordance with the laws of the State of Ohio, except to the extent that the laws of the State of Connecticut necessarily govern because of the fact that the Property is situated in Connecticut.

                  31. Prejudgment Remedies. MORTGAGOR AGREES THAT THIS IS A COMMERCIAL TRANSACTION AND NOT A CONSUMER TRANSACTION AND WAIVES ANY RIGHT TO NOTICE AND A HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES BANK'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER. MORTGAGOR FURTHER CONSENTS TO THE ISSUANCE OF ANY PREJUDGMENT REMEDIES WITHOUT A BOND AND AGREES

NOT TO REQUEST OR FILE MOTIONS SEEKING TO REQUIRE THE POSTING OF A BOND UNDER PUBLIC ACT 93-431. FURTHER, TO THE EXTENT ALLOWED UNDER APPLICABLE LAW, MORTGAGOR HEREBY WAIVES DEMAND, PRESENTMENT FOR PAYMENT, PROTEST, NOTICE OF PROTEST, NOTICE OF DISHONOR, NOTICE OF DEFAULT, DILIGENCE IN COLLECTION, NOTICE OF NONPAYMENT AND ANY AND ALL NOTICES OF A LIKE NATURE.

                  This Mortgage is granted upon the condition that if Mortgagor should duly and punctually pay, perform and observe all of the Obligations to Bank, and shall fully keep and perform all the conditions and agreements to be kept, done and performed by Mortgagor, then this Mortgage shall be void; otherwise it shall remain in full force and virtue in law and equity forever.

                  IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the date first set forth above.

Signed and acknowledged
in the presence of:                    FM PRECISION GOLF
                                       MANUFACTURING CORP.


  /s/ Hani R. Kallas                   By:  /s/ David E. Johnston
-------------------------------           --------------------------------------
Print Name: Hani R. Kallas                  David E. Johnston, Vice President


  /s/ Donald J. Shuller
-------------------------------
Print Name: Donald J. Shuller

STATE OF OHIO
COUNTY OF HAMILTON, SS:

                  The foregoing instrument was acknowledged before me this 31st day of May, 1996, by David E. Johnston, Vice President of FM Precision Golf Manufacturing Corp., a Delaware corporation, on behalf of the corporation.


                                                 /s/ Donald J. Shuller
                                               ---------------------------------
                                               Notary Public



This instrument was prepared by:

Donald J. Shuller
Vorys, Sater, Seymour and Pease
Suite 2100
221 East Fourth Street
P.O. Box 0236
Cincinnati, Ohio  45201-0236